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                                                                    Exhibit 3.37

DOMESTIC PROFIT CORPORATION

                            ARTICLES OF INCORPORATION

THE UNDERSIGNED, FOR THE PURPOSE OF FORMING A CORPORATION UNDER THE WASHINGTON BUSINESS CORPORATIONS ACT, ADOPT THE FOLLOWING ARTICLES OF INCORPORATION.

                                    ARTICLE I

THE NAME OF THE CORPORATION SHALL BE CRYSTAL SPRINGS DRINKING WATER, INC.

                                   ARTICLE II

THE TERM OF EXISTENCE SHALL BE PERPETUAL.

                                   ARTICLE III

THE PURPOSES FOR WHICH THE CORPORATION IS ORGANIZED ARE AS FOLLOWS: THE SELLING OF DRINKING WATER TO THE WHOLESALE, PUBLIC AND BUSINESS SECTOR AND TO ENGAGE IN ANY LAWFUL TRADE OR BUSINESS AS MAY BE USEFUL AND ADVANTAGEOUS TO THIS CORPORATION.

                                   ARTICLE IV

THE NAME OF THE REGISTERED AGENT OF THE CORPORATION IS ALLEN CULLEN.

THE REGISTERED OFFICE ADDRESS, WHICH IS ALSO THE ADDRESS OF THE REGISTERED AGENT, IS 7220 South 180th Street in Tukwila, WA 98188.

CONSENT TO APPOINTMENT AS REGISTERED AGENT

         I, ALLEN CULLEN, HEREBY CONSENT TO SERVE AS REGISTERED AGENT, IN THE STATE OF WASHINGTON, FOR THE CORPORATION HEREIN NAMED. I UNDERSTAND THAT AS AGENT FOR THE CORPORATION, IT WILL BE MY RESPONSIBILITY TO RECEIVE SERVICE OF PROCESS IN THE NAME OF THE CORPORATION; TO FORWARD ALL MAIL TO THE CORPORATION; AND TO IMMEDIATELY NOTIFY THE OFFICE OF THE SECRETARY OF STATE IN THE EVENT OF MY RESIGNATION OR OF ANY CHANGE IN THE REGISTERED OFFICE ADDRESS OF THE CORPORATION FOR WHICH I AM AGENT.


June 1, 1988                                 /s/ ALLEN CULLEN
                                             -------------------------------
 (DATE)                                      (SIGNATURE OF REGISTERED AGENT)
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                                    ARTICLE V

THE AUTHORIZED CAPITAL OF THE CORPORATION SHALL BE $50,000.00.

THE TOTAL NUMBER OF SHARES WHICH THE CORPORATION SHALL HAVE THE AUTHORITY TO ISSUE IS 50,000.

THE SHARES SHALL CONSIST OF THE FOLLOWING:

50,000 SHARES WITH A PAR VALUE OF $1.00 PER SHARE.

                                   ARTICLE VI

THE AMOUNT OF PAID-IN CAPITAL WITH WHICH THIS CORPORATION WILL BEGIN BUSINESS SHALL BE FIVE THOUSAND DOLLARS ($5,000.00).

                                   ARTICLE VII

THE NUMBER OF DIRECTORS CONSTITUTING THE INITIAL BOARD OF DIRECTORS OF THE CORPORATION IS 2. THE NAME(S) AND ADDRESS(ES) OF THE PERSON(S) WHO ARE TO SERVE AS DIRECTOR(S) UNTIL THE FIRST ANNUAL MEETING OF THE SHAREHOLDERS OR UNTIL THEIR SUCCESSOR(S) IS/ARE ELECTED AND SHALL QUALIFY ARE:

ALLEN CULLEN                        7220 South 180th Street in Tukwila, WA 98188
JOAN CULLEN                         7220 South 180th Street in Tukwila, WA 98188


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IN WITNESS WHEREOF THE INCORPORATOR(S) HAS/HAVE HEREUNTO SET HIS/THEIR HAND(S)
THIS 1st DAY OF June 1988.

                                             /s/ Allen Cullen
                                             ----------------------------------
                                             SIGNATURE OF INCORPORATOR/DIRECTOR

                                             /s/ Joan Cullen
                                             ----------------------------------
                                             SIGNATURE OF INCORPORATOR/DIRECTOR

                                   ARTICLE IX

THE BOARD OF DIRECTORS OF THIS CORPORATION MAY MAKE BY-LAWS AND AMEND THE SAME OF THESE ARTICLES OF INCORPORATION FROM TIME TO TIME, SUBJECT TO THE POWERS OF THE SHAREHOLDERS TO CHANGE OR REPEAL SUCH BY-LAWS, PROVIDED, HOWEVER, THAT THE BOARD OF DIRECTORS SHALL NOT MAKE OR ALTER ANY BY-LAWS FIXING THEIR QUALIFICATIONS, CLASSIFICATIONS, TERM OF OFFICE OR COMPENSATION.

IN WITNESS WHEREOF WE HAVE MADE AND SUBSCRIBE TO THESE ARTICLES OF INCORPORATION IN TRIPLICATE THIS 1st DAY OF June 1988.

                                             /s/ Allen Cullen
                                             ----------------------------------
                                             INCORPORATOR/DIRECTOR

                                             /s/ Joan Cullen
                                             ----------------------------------
                                             INCORPORATOR/DIRECTOR

STATE OF WASHINGTON                     )
                                        ) ss
COUNTY OF KING                          )

         On this 1st day of June 1988, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared ALLEN CULLEN and JOAN CULLEN to me known to be the individuals described in and who executed the foregoing instrument, and acknowledged to me that they signed the said instrument as their free and voluntary act and deed, for the uses and purposes therein mentioned.

         WITNESS my hand and official seal affixed the day and year first above written.

                                                     /s/ Ian E. Briscoe
                                                     ------------------------
                                                     NOTARY PUBLIC in and for
                                                     the State of Washington,
                                                     residing in Seattle.


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